Exhibit 4

ChuoAoyama Audit Corporation	PRICEWATERHOUSECOOPERS

Kasumigaseki Bldg, 32nd Floor
3-2-5, Kasumigaseki, Chiyoda-ku,
Tokyo 100-6088, Japan

Report of Independent Auditors

To the Governor of

Development Bank of Japan

We have audited the accompanying consolidated balance sheet of Development Bank of Japan and its subsidiary as of March 31, 2003, and the related consolidated statements of operations, equity and cash flows for the year then ended, all expressed in Japanese yen. These consolidated financial statements are the responsibility of Development Bank of Japan’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards, procedures and practices generally accepted and applied in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Development Bank of Japan and its subsidiary as of March 31, 2003, and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles and practices generally accepted in Japan (see Note 1).

The amounts expressed in U.S. dollars, which are provided solely for the convenience of the reader, have been translated on the basis set forth in Note 1 to the accompanying consolidated financial statements.

/s/ ChuoAoyama Audit Corporation
ChuoAoyama Audit Corporation
Tokyo, Japan
June 25, 2003

Development Bank of Japan

CONSOLIDATED BALANCE SHEET

	Millions of yen	Thousands of U.S. dollars
March 31	2003	2003
Assets
Cash and Due from banks	¥39,787	$331,013
Reverse Repurchase Agreements	192,880	1,604,665
Money Held in Trust (Note 24)	1,969	16,384
Securities (Note 4, 13 and 24)	439,063	3,652,774
Loans (Note 5)	15,713,160	130,725,131
Other Assets (Note 6)	320,403	2,665,584
Premises and Equipment (Note 7)	38,862	323,319
Deferred Charges on Bonds and Notes	1,808	15,049
Customers’ Liabilities for Acceptances and Guarantees	87,715	729,745
Allowance for Loan Losses (Note 8)	(474,603)	(3,948,450)
Allowance for Investment Losses	(11,237)	(93,492)

Total Assets	¥16,349,810	$136,021,722

	Millions of yen	Thousands of U.S. dollars
	2003	2003
Liabilities and Equity
Liabilities
Bonds and Notes (Note 9)	¥1,596,630	$13,283,114
Borrowings (Note 10)	12,664,024	105,357,939
Other Liabilities (Note 11)	357,808	2,976,780
Allowance for Bonus Payments	1,775	14,772
Allowance for Employee Retirement Benefits (Note 20)	32,888	273,617
Acceptances and Guarantees (Note 12)	87,715	729,746

Total Liabilities	¥14,740,843	$122,635,968

Equity
Capital	¥1,182,286	$9,835,990
Retained Earnings	426,416	3,547,561
Net Unrealized Gain on Available-for-sale Securities,Net of Taxes(Note 24)	264	2,203

Total Equity	¥1,608,967	$13,385,754

Total Liabilities and Equity	¥16,349,810	$136,021,722

Accompanying notes are an integral part of these financial statements.

Development Bank of Japan

CONSOLIDATED STATEMENT OF OPERATIONS

	Millions of yen	Thousands of U.S. dollars
For the Fiscal Year ended March 31	2003	2003
Revenues
Interest Income	¥543,179	$4,518,963
Interest on Loans	540,870	4,499,752
Interest and Dividends on Securities	2,297	19,110
Interest on Reverse Repurchase Agreements	7	60
Interest on Due from banks	4	39
Other Interest Income	0	2
Fees and Commissions (Note 14)	1,659	13,805
Other Operating Income (Note 15)	1,020	8,488
Other Ordinary Income (Note 16)	214	1,787
Collection of Written-off Claims	470	3,915
Gains on Sales of Premises and Equipment	246	2,055

Total Revenues	¥546,791	$4,549,013

Expenses
Interest Expense	¥439,932	$3,660,006
Interest on Bonds and Notes	33,562	279,219
Amortization of Discounts on Bonds and Notes	354	2,953
Interest on Borrowings	397,690	3,308,576
Other Interest Expenses	8,324	69,258
Fees and Commissions (Note 17)	48	401
Other Operating Expenses (Note 18)	1,977	16,451
General and Administrative Expenses	31,653	263,342
Other Ordinary Expenses (Note 19)	151,789	1,262,805
Losses on Sales of Premises and Equipment	264	2,202

Total Expenses	¥625,665	$5,205,207

Net Loss (Note 3(n))	¥(78,874)	$(656,194)

Accompanying notes are an integral part of these financial statements.

Development Bank of Japan

CONSOLIDATED STATEMENT OF CASH FLOWS

	Millions of yen	Thousands of U.S. dollars
For the Fiscal Year ended March 31	2003	2003
Cash Flows from Operating Activities
Net Loss	¥(78,874)	$(656,194)
Depreciation and Amortization	1,106	9,206
Change in Allowance for Loan Losses	104,107	866,120
Change in Allowance for Investment Losses	9,411	78,300
Change in Allowance for Bonus Payments	1,775	14,772
Change in Allowance for Employee Retirement Benefits	3,371	28,052
Interest Income-Accrual Basis	(543,179)	(4,518,963)
Interest Expense-Accrual Basis	439,932	3,660,006
Net Gains and Losses on Securities	8,607	71,610
Net Gains and Losses on Money Held in Trust	15	127
Net Gains and Losses on Foreign Exchanges	1	9
Net Gains and Losses on Sale of Premises and Equipment	17	147
Net Change in Loans	955,764	7,951,449
Net Change in Bonds and Notes	253,072	2,105,431
Net Change in Borrowings	(1,192,003)	(9,916,838)
Net Change in Reverse Repurchase Agreements	(177,882)	(1,479,886)
Interest Income-Cash Basis	545,606	4,539,155
Interest Expense-Cash Basis	(450,590)	(3,748,676)
Others	(8,832)	(73,478)

Net Cash used in Operating Activities	¥(128,572)	$(1,069,651)

Cash Flows from Investing Activities
Payments for Purchases of Securities	¥(115,271)	$(958,994)
Proceeds from Redemption of Securities	112,138	932,929
Payments for Money Held in Trust	(1,984)	(16,511)
Payments for Purchases of Premises and Equipment	(641)	(5,340)
Proceeds from Sale of Premises and Equipment	465	3,870

Net Cash used in Investing Activities	¥(5,294)	$(44,046)

Cash Flows from Financing Activities
Capital Contribution from the Japanese Government	¥60,000	$499,168

Net Cash provided by Financing Activities	¥60,000	$499,168

Effect of Exchange Rate Changes on Cash and Cash Equivalents	¥(0)	$(7)

Net Change in Cash and Cash Equivalents	¥(73,867)	$(614,536)

Cash and Cash Equivalents at the Beginning of the Fiscal Year	¥113,585	$944,970

Cash and Cash Equivalents at the End of the Fiscal Year	¥39,718	$330,434

Accompanying notes are an integral part of these financial statements.

CONSOLIDATED STATEMENT OF EQUITY

	Millions of yen
	Capital	Retained Earnings	Net Unrealized Gain on Available-for- sale Securities,Net of Taxes	Total Equity
Balance at March 31, 2002	¥1,122,286	¥505,291	¥869	¥1,628,446

Net Unrealized Loss on Available-for-sale Securities, Net of Taxes	—	—	(605)	(605)
Capital Contribution from the Japanese Government	60,000	—	—	60,000
Net Loss	—	(78,874)	—	(78,874)

Balance at March 31, 2003	¥1,182,286	¥426,416	¥264	¥1,608,967

	Thousands of U.S. dollars
	Capital	Retained Earnings	Net Unrealized Gain on Available-for-sale Securities,Net of Taxes	Total Equity
Balance at March 31, 2002	$9,336,822	$4,203,755	$7,234	$13,547,811

Net Unrealized Loss on Available-for-sale Securities, Net of Taxes	—	—	(5,031)	(5,031)
Capital Contribution from the Japanese Government	499,168	—	—	499,168
Net Loss	—	(656,194)	—	(656,194)

Balance at March 31, 2003	$9,835,990	$3,547,561	$2,203	$13,385,754

Accompanying notes are an integral part of these financial statements.

Development Bank of Japan

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation

The accompanying consolidated financial statements have been prepared from the accounts maintained by Development Bank of Japan (“DBJ”) and its consolidated subsidiary in accordance with accounting principles and practices generally accepted in Japan, which are different in certain respects as to application and disclosure requirements of International Financial Reporting Standards.

The consolidated financial statements are not intended to present the financial position and the result of operations in accordance with accounting principles and practices generally accepted in countries and jurisdictions other than Japan.

The amounts indicated in millions of yen are rounded down by omitting the figures less than one million yen. Accordingly, the sum of each amount appearing in the accompanying financial statements and the notes thereto may not be equal to the sum of the individual account balances. Amounts in U.S. dollars are presented solely for the convenience of readers outside Japan. The rate of ¥120.20=$1.00, the effective exchange rate prevailing as of March 31, 2003, has been used in conversion. The presentation of such amounts is not intended to imply that Japanese yen amounts have been or could have been readily translated, realized or settled in U.S. dollars at that rate or any other rate.

2. Principles of Consolidation

(a) Scope of Consolidation

The consolidated financial statements include the accounts of DBJ and its solely consolidated subsidiary, DBJ Business Restructuring Investment Co., Ltd., which is newly consolidated due to the incorporation in the fiscal year ended March 31, 2003. Tomatoh Inc. and Shin Mutsu-Ogawara Inc., in which DBJ has over 50% ownership interest, are excluded from the scope of consolidation, because those investments are made as a part of the financing operations, which is the primary objective of the bank, and are not for the purpose of obtaining control over their operating and financial policies.

There are no non-consolidated subsidiaries and affiliates, which are accounted for under equity method. The companies, such as NIHONKAI LNG CO., LTD and 31 other companies, in which DBJ has 20% or more and 50% or less interests, are not considered as affiliates, because those investments, based on political policy of DBJ, are not for the purpose of obtaining control over their operating and financial policies.

On consolidation, significant intercompany accounts and transactions have been eliminated. In addition, all significant unrealized profit included in assets resulting from transactions between DBJ and DBJ Business Restructuring Investment Co., Ltd. has also been eliminated.

(b) Year-end Date of Consolidated Subsidiary

Fiscal year-end of the consolidated subsidiary is March 31.

(c) Appropriation of Retained Earnings

Consolidated Statement of Equity is recorded based on the approved appropriation of Retained Earnings for the fiscal year ended March 31,2003.

3. Significant Accounting Policies

(a) Cash and Cash Equivalents

“Cash and Cash Equivalents” in the consolidated statement of cash flows consists of cash on hand and due from banks, excluding money held in trust related to principal or interest payments on bonds to financial agencies, that is included in “Cash and due from banks” as presented in the consolidated balance sheet.

The reconciliation between “Cash and Cash Equivalents” and “Cash and Due from banks” is as follows:

	Millions of yen	Thousands of U.S. dollars
March 31	2003	2003
Cash and Due from Banks	¥39,787	$331,013
Trust Money to Financial Agencies	(69)	(579)

Cash and Cash Equivalents	¥39,718	$330,434

(b) Securities

Held-to-maturity Debt Securities are stated at amortized cost on a straight-line basis, computed using the moving-average method. Available-for-sale Securities whose current values can be estimated are stated at market value (cost is calculated principally using the moving-average method), and other non-marketable securities are stated at cost or amortized cost computed using the moving-average method. Unrealized gain and loss on Available-for-sale Securities are included in Equity, net of income taxes.

(c) Valuation Method for Derivative Financial Instruments

All derivative financial instruments are carried at market value.

(d) Hedge Accounting

(i) Hedge Accounting

DBJ applies the deferral method of hedge accounting. Foreign currency swaps, which are used to hedge the foreign currency fluctuations are translated not at market values but at contractual rates, as the foreign currency swap contracts meet the hedging criteria under the Japanese Accounting Standards for Financial Instruments.

(ii) Hedging Instruments and Hedged Items

Hedging Instrument: Interest Rate Swaps

Hedged Items: Bonds and Notes, Borrowings

Hedging Instrument: Foreign Currency Swaps

Hedged Items: Foreign currency dominated Loans and Bonds and Notes

(iii) Hedging Policy

DBJ utilizes hedging instruments to hedge interest rate and foreign exchange fluctuations on its assets and liabilities.

(iv) Evaluation of Hedge Effectiveness

DBJ evaluates effectiveness of the hedges by testing periodically whether the derivatives are effective in reducing the risks associated with the hedged items.

(e) Depreciation basis for Premises and Equipment

Premises and Equipment are depreciated using the declining-balance method, except for buildings (excluding furniture and equipment) that are depreciated on a straight-line basis.

The estimated useful lives are principally as follows:

Buildings: 22 years to 50 years

Equipment: 3 years to 20 years

(f) Amortization of deferred charges

“Discounts on Bonds and Notes” are amortized over the life of Bonds and Notes, and “Bonds and Notes Issuance Costs” are charged to income as they are incurred.

(g) Foreign currency translation and revaluation method

Assets and liabilities denominated in foreign currencies are translated into Japanese yen at the market exchange rates prevailing at the fiscal year end.

(h) Allowance for Loan Losses

DBJ provides for “Allowance for Loan Losses” as detailed below pursuant to the internal rules for self-assessment of credit quality and loan losses.

The allowance for claims on debtors who are legally bankrupt (e.g., due to bankruptcy, special liquidation, and suspension of transactions with banks by the rules of clearing houses) or substantially bankrupt is provided based on the amount of claims, after the write-off described below, net of amounts expected to be collected through disposal of collateral or execution of guarantees.

The allowance for claims on debtors who are likely to become bankrupt for which future cash flows cannot reasonably be estimated is provided for the amount considered to be necessary based on an overall solvency assessment performed on the claims, net of amounts expected to be collected through disposal of collateral or execution of guarantees.

The allowance for claims on debtors who are likely to become bankrupt, to be closely monitored and for which future cash flows can reasonably be estimated is provided for the difference between the present value of expected future cash flows discounted at the contracted interest rate and the carrying value of the claim.

The allowance for claims on debtors other than above is provided based on the historical default rate, which is calculated based on the actual defaults over a certain historical period (the average financing period for DBJ).

All claims are assessed initially by investment and lending departments and then by the credit risk management department, which is independent from the investment and lending departments based on internal rules for self-assessment of credit quality. The allowance is provided based on the results of the self-assessment.

With respect to the claims on debtors who are legally or substantially bankrupt with collateral or guarantees, the amount of claims exceeding the estimated market values of collateral or guarantees, which are deemed un-collectible, have been written-off, and totaled ¥77,016 million ($640,733 thousand) as of March 31, 2003.

(i) Allowance for Investment Losses

“Allowance for Investment Losses” is provided based on the estimated losses on non-marketable debt securities.

(j) Allowance for Bonus Payments

Allowance for Bonus Payments, which is provided for future payments to employees and executive directors, is maintained at the amount accrued at the end of the fiscal year, based on the estimated future payments and services periods.

(k) Allowance for Employee Retirement Benefits

Allowance for Employee Retirement Benefits represents future payments for pension and retirement benefits to employees and executive directors, and is accrued based on the projected benefit obligations and estimated pension plan assets at fiscal year end. The method of accounting for net actuarial gains/losses is as follows:

Net Actuarial Gains/Losses are charged to income.

(l) Equipment Used under Finance Lease Agreements

Equipment used under finance lease agreements is accounted for as equipment leased under operating leases, except for those the ownership of leased equipment transfer to the lessee.

(m) Consumption tax

Income and expense subject to consumption tax exclude related consumption taxes paid or received.

(n) Income Taxes

DBJ is exempt from taxes based on income, however DBJ pays capitation of the inhabitants’ taxes among local taxes.

4. Securities

Securities as of March 31, 2003 are as follows:

	Millions of yen	Thousands of U.S. dollars
March 31	2003	2003
Japanese Government Bonds	¥204,027	$1,697,396
Corporate Bonds	79,051	657,667
Equities	155,834	1,296,463
Others	150	1,248

	¥439,063	$3,652,774

5. Non-performing Loans

The amounts of Non-Performing Loans included in “Loans” on the balance sheet as of March 31, 2003 are as follows:

	Millions of yen	Thousands of U.S. dollars
March 31	2003	2003
Loans to Bankrupt Debtors	¥54,692	$455,014
Delinquent Loans	341,115	2,837,902
Loans Due Past Three Months or More	6,707	55,806
Restructured Loans	182,724	1,520,170

	¥585,240	$4,868,892

Notes:	1. The amounts of Loans indicated above are stated at gross amounts, before reduction of allowance for loan losses.
2.	Loans to Bankrupt Debtors represent non-accrual loans to debtors who are legally bankrupt as defined in Article 96-1-3 and 4 of the Japanese Tax Law Enforcement Regulation.
3.	Delinquent Loans represent non-accrual loans other than (i) Loans to Bankrupt Debtors and (ii) Loans whose interest payments are deferred in order to assist or facilitate the restructuring efforts of borrowers in financial difficulties.
4.	“Loans Due Three Months or More” are loans whose principal or interest payment is three months or more in arrears, calculated from the day payment is due, and do not fall under the category of “Loans to Bankrupt Debtors” or “Delinquent Loans.”
5.	“Restructured loans” are loans whose repayment terms have been modified to the advantage of debtors through means such as reduction or exemption of interest rates, postponement of principal and interest payments, and forgiveness of loans to support or restructure the debtors’ businesses, and do not fall under the category of “Loans to Bankrupt Debtors,” “Delinquent Loans,” or “Loans Due Past Three Months or More”.

DBJ is committed to lend necessary funds up to the pre-determined amount, which shall be within the borrowers’ financing needs for the projects and up to the agreed maximum amount to lend upon borrowers’ request, provided that the request meets terms and conditions for disbursement prescribed in the loan agreements. The total balance of unused commitment lines as of March 31, 2003 is ¥129,003 million ($1,073,239 thousand), including ¥87,221 million ($725,635 thousand) being financed within one year.

6. Other Assets

Other Assets as of March 31, 2003 are as follows:

	Millions of yen	Thousands of U.S. dollars
March 31	2003	2003
Prepaid Expenses	¥89	$743
Accrued Income	73,393	610,595
Derivatives	5,872	48,853
Deferred Hedge Losses	225,383	1,875,069
Others	15,664	130,324

	¥320,403	$2,665,584

Notes:	Deferred Hedge Losses are net realized or unrealized losses from hedging instruments. The gross amounts of deferred hedge gains and losses before netting are ¥5,203 million ($43,292 thousand) and ¥230,587 million ($1,918,362 thousand) as of March 31,2003, respectively.

7. Premises and Equipment

Premises and Equipment as of March 31, 2003 are as follows:

	Millions of yen	Thousands of U.S. dollars
March 31	2003	2003
Tangible Fixed Assets
Land	¥20,705	$172,258
Buildings	34,188	284,427
Equipment	2,053	17,084
Construction in Progress	263	2,188

	¥57,210	$475,957

Less - Accumulated Depreciation	18,732	155,842

Net Book Value	¥38,477	$320,115

Intangible Fixed Assets
Guarantee Deposits	¥382	$3,177
Others	18	150

	¥400	$3,327

Less - Accumulated Amortization	14	123

Net Book Value	¥385	$3,204

8. Allowance for Loan Losses

Allowance for Loan Losses as of March 31, 2003 is as follows:

	Millions of yen	Thousands of U.S. dollars
March 31	2003	2003
General Allowance for Loan Losses	¥289,191	$2,405,920
Specific Allowance for Loan Losses	185,412	1,542,530

	¥474,603	$3,948,450

9. Bonds and Notes

Bonds and Notes as of March 31, 2003 are as follows:

March 31
Description of Bonds and Notes	Issue date	Currency and Amounts 2003 (In millions)	Interest rate (%)	Maturity date	Millions of yen		Thousands of U.S. dollars
					2003	2002	2003
Japanese Government-guaranteed Bonds 185-186[1]	February 1996- November 1996	JPY 20,000	2.90 ~ 3.10	February 2006- November 2006	¥20,000	20,000	$166,389
Japanese Government-guaranteed Bonds 1-6	August 2000- March 2003	JPY 300,000	0.80 ~ 1.90	August 2010- March 2013	300,000	250,000	2,495,840
Japanese Government-guaranteed Foreign Bonds 63-67[2]	January 1995- September 1998	JPY 75,000 GBP 450	1.81 ~ 9.12	June2003- September 2028	146,359	209,309	1,217,629
Japanese Government-guaranteed Foreign Bonds 4-9[1]	August 1993- March 1998	SF 340 DM 300	3.00 ~ 7.50	August2003- March 2005	47,140	68,320	392,181
Japanese Government-guaranteed Foreign Bonds 1-6	November 1999- February 2003	JPY 280,000 USD 750 EUR 750	1.40 ~ 6.87	June 2010- September 2022	438,621	258,621	3,649,095
Japanese Government-underwritten Bonds 143-211[1]	April 1993- December 1998	JPY 344,510	1.10 ~ 5.80	April 2003- December 2008	344,510	436,850	2,866,140
FILP Agency Bonds 1-6	September 2001- January 2003	JPY 300,000	0.41 ~ 1.23	September2006- September 2012	300,000	100,000	2,495,840

					¥1,596,630	¥1,343,100	$13,283,114

Notes: 1.	These bonds are government-guaranteed bonds and government-underwritten bonds issued by Hokkaido-Tohoku Development Finance Public Corporation prior to the merger with the Japan Development Bank that formed DBJ.
2.	These bonds are government-guaranteed bonds issued by the Japan Development Bank prior to the merger with Hokkaido-Tohoku Development Finance Public Corporation that formed DBJ.
3.	Fiscal Investment and Loan Program (FILP) Agency Bonds issued in Japanese domestic markets are not government-guaranteed.

Scheduled redemptions of Bonds and Notes for next five years as of March 31, 2003 are as follows:

Fiscal year ended in March 31, 2004	¥161,024	million	$1,339,634	thousands
2005	150,805		1,254,618
2006	51,770		430,699
2007	196,600		1,635,607
2008	183,250		1,524,542

10. Borrowings

Borrowings as of March 31, 2003 are as follows:

	Average interest rate (%)	Due date of repayment	Millions of yen		Thousands of U.S. dollars
March 31			2003	2002	2003
Borrowings
Long-term Borrowings from Japanese Government	2.67	April 2003 –January 2023	¥12,664,024	¥13,856,028	$105,357,939

			¥12,664,024	¥13,856,028	$105,357,939

Borrowings with maturities for the next five years as of March 31, 2003 are as follows:

Fiscal year ended in March 31, 2004	¥1,626,091	million	$13,528,215	thousands
2005	1,577,523		13,124,157
2006	1,532,721		12,751,431
2007	1,491,934		12,412,104
2008	1,367,746		11,378,920

11. Other Liabilities

Other Liabilities as of March 31, 2003 are as follows:

	Millions of yen	Thousands of U.S. dollars
March 31	2003	2003
Accrued Expenses	¥63,542	$528,641
Unearned Income	49,826	414,532
Deposits from Employees	181	1,511
Derivatives	232,013	1,930,232
Others	12,244	101,864

	¥357,808	$2,976,780

12. Acceptances and Guarantees

Acceptances and Guarantees as of March 31, 2003 are as follows:

	Millions of yen	Thousands of U.S. dollars
March 31	2003	2003
Acceptances	¥—	$—
Guarantees	87,715	729,746

	¥87,715	$729,746

13. Assets Pledged as Collateral

Securities collateralized in foreign currency transactions are ¥204,027 million ($1,697,396 thousand) as of March 31, 2003.

14. Fees and Commissions (Income)

Fees and Commissions (Income) for the fiscal years ended March 31, 2003 are as follows:

	Millions of yen	Thousands of U.S. dollars
For the fiscal year ended March 31	2003	2003
Commissions	¥1,659	$13,805

	¥1,659	$13,805

15. Other Operating Income

Other Operating Income for the fiscal year ended March 31, 2003 is as follows:

	Millions of yen	Thousands of U.S. dollars
For the fiscal year ended March 31	2003	2003
Gains on derivative instruments	¥1,020	$8,488

	¥1,020	$8,488

16. Other Ordinary Income

Other Ordinary Income for the fiscal year ended March 31, 2003 is as follows:

	Millions of yen	Thousands of U.S. dollars
For the fiscal year ended March 31	2003	2003
Gains on Sales of Equities and Other Securities	¥8	$67
Others	206	1,721

	¥214	$1,787

17. Fees and Commissions (Expenses)

Fees and Commissions (Expense) for the fiscal year ended March 31, 2003 are as follows:

	Millions of yen	Thousands of U.S. dollars
For the fiscal year ended March 31	2003	2003
Wire Transfer Service Charges	¥5	$43
Commissions	42	358

	¥48	$401

18. Other Operating Expenses

Other Operating Expenses for the fiscal year ended March 31, 2003 are as follows:

	Millions of yen	Thousands of U.S. dollars
For the fiscal year ended March 31	2003	2003
Foreign Exchange Losses	¥1	$9
Bonds and Notes Issuance Costs	1,518	12,633
Others	457	3,809

	¥1,977	$16,451

19. Other Ordinary Expenses

Other Ordinary Expenses for the fiscal year ended March 31, 2003 are as follows:

	Millions of yen	Thousands of U.S. dollars
For the fiscal year ended March 31	2003	2003
Provision for Loan Losses	¥104,107	$866,120
Provision for Investment Losses	9,432	78,469
Write-off of Loans	23,680	197,006
Write-off of Equities	8,607	71,610
Losses on Money Held in Trust	15	127
Others	5,946	49,473

	¥151,789	$1,262,805

Notes:	Losses on sale of loans ¥5,554 million ($46,213 thousand) are included in “Others”.

20. Employee Retirement Benefits

DBJ has defined benefit pension plans, which consist of welfare pension fund plan and lump-sum severance indemnity plan.

(a) The Funded Status of the Pension Plans

		Millions of yen	Thousands of U.S. dollars
March 31		2003	2003
Projected Benefit Obligation	(A)	¥(42,043)	$(349,778)
Fair Value of Plan Assets	(B)	9,154	76,161
Unfunded Pension Obligation	(C)=(A)+(B)	(32,888)	(273,617)
Unrecognized Net Obligation at Transition	(D)	—	—
Unrecognized Net Actuarial Gains/Losses	(E)	—	—
Unrecognized Prior Service Cost	(F)	—	—
Net Amount Recognized on the Balance Sheet	(G)=(C)+(D)+(E)+(F)	(32,888)	(273,617)
Prepaid Pension Cost	(H)	—	—

Allowance for Employee Retirement Benefits	(G)-(H)	¥(32,888)	$(273,617)

Notes:	The above Projected Benefit Obligations include a portion in which the pension fund manages on behalf of the Japanese Government welfare program.

(b) Component of Pension Cost

	Millions of yen	Thousands of U.S. dollars
March 31	2003	2003
Service Cost	¥1,640	$13,647
Interest Cost	996	8,291
Expected Return on Plan Assets	(206)	(1,714)
Amortization of Prior Service Cost	—	—
Amortization of Net Actuarial Gains/Losses	3,007	25,017
Amortization of Net Obligation at Transition	—	—
Other Costs	—	—

Net Pension Cost	¥5,438	$45,241

(c) Principal Assumptions Used

March 31, 2003
Discount Rate	2.0%
Expected Rate of Return on Plan Assets	2.0%
Method of Attributing the Projected Benefits to Periods of Services	Straight-line basis
Amortization Period of Actuarial Gains/Losses	Gains/losses are charged to income immediately

21. Lease Transactions

Lease transactions in the fiscal year ended March 31, 2003 are as follows:

(a) Finance lease transactions

(Excluding leases where the ownership of the property is deemed to have transferred to the lessee)

	Millions of yen			Thousands of U.S. dollars
	2003			2003
March 31	Equipment	Others	Total	Equipment	Others	Total
Acquisition Cost Equivalents	¥871	¥120	¥991	$7,252	$1,000	$8,252
Accumulated Depreciation Equivalents	413	43	456	3,443	358	3,801

Book Value Equivalents	¥457	¥77	¥535	$3,809	$642	$4,451

Future lease payments subsequent to the end of the fiscal year for finance leases (including the interest portion thereon) are summarized as follows:

	Millions of yen	Thousands of U.S. dollars
March 31	2003	2003
Due in One Year or Less	¥211	$1,760
Due after One Year	328	2,734

	¥540	$4,494

Lease expense, depreciation equivalents and interest expense equivalents relating to finance leases for the fiscal year ended March 31,2003 amount to ¥255 million ($2,123 thousand), ¥246 million ($2,047 thousand) and ¥9 million ($81 thousand), respectively.

Notes:	1.	The computing method for depreciation equivalents is as follows:

		Depreciation equivalents are calculated using the straight-line method, assuming that useful life is equal to the lease term and the residual value at the end of the lease term is zero.

	2.	The computing method for interest expense equivalents is as follows:

		The amount is defined as the difference between total lease payments and acquisition equivalents, which are allocated over the lease term using the interest method.

(b) Operating lease transactions

DBJ has no future lease payments subsequent to the end of fiscal year for operating lease transactions as of March 31, 2003.

22. Segment Information

(a) Segment Information by Type of Business

DBJ and its consolidated subsidiary are engaged in business such as private equity investment and fund management and other activities as well as banking business. Such segment information, however, is not presented, as the percentages of those activities are insignificant.

(b) Segment Information by Geographic Area

Segment information classified by geographic area is not presented, as there are no consolidated subsidiaries and offices located in countries or areas other than Japan.

(c) Ordinary Income from Overseas Entities

Ordinary income from overseas entities is omitted because the amount is below 10 percent of the consolidated ordinary income.

23. Derivative Transactions

1. Details Related to Transactions (Current Fiscal Year from April 1,2002 to March 31,2003)

(a) Details of Transactions

DBJ utilizes derivative financial instruments, which comprise of interest rate swap, currency swap and credit default swap.

(b) Policy for Derivative Transactions

DBJ utilizes interest rate swap and currency swap to reduce its exposure to market risks from fluctuations in interest rate and foreign currency exchange rate, and does not hold or issue derivative financial instruments for trading purposes. Also DBJ utilizes credit default swap as part of its “acceptances and guarantee on customers’ debts” business within the limit of a certain definite amount of risk.

(c) Purposes of Transaction

DBJ utilizes interest rate swap transactions to reduce its exposure to the risk of interest rate fluctuations associated with funding transactions, and foreign currency swap to reduce its exposure to the risks of foreign currency exchange rate fluctuations associated with its loans and bonds denominated in foreign currencies. And DBJ utilizes credit default swap as part of its “acceptances and guarantee on customers’ debts” business.

DBJ adopted the Japanese accounting standards for hedge accounting to interest rate swap and foreign currency swap as follows:

(i) Hedge Accounting

DBJ applies the deferral method of hedge accounting. Foreign currency swaps, which are used to hedge the foreign currency fluctuations as the foreign currency swap contracts meet the hedging criteria under the Japanese Accounting Standard for Financial Instruments, are translated not at market but at contractual rates.

(ii) Hedging Instruments and Hedged Items

Hedging Instrument: Interest Rate Swaps

Hedged Items: Bonds and Notes, Borrowings

Hedging Instrument: Foreign Currency Swaps

Hedged Items: Foreign currency dominated Loans and Bonds and Notes

(iii) Hedging Policy

DBJ utilizes hedging instruments to hedge interest rate and foreign exchange fluctuations of the hedged assets and liabilities.

(iv) Evaluation of Hedge Effectiveness

DBJ evaluates effectiveness of the hedges by testing periodically whether the derivatives are effective in reducing the risks associated with the hedged items.

(d) Risks Involved in Derivatives Transactions

Derivatives involve the following risks:

(i) Market Risk

Potential loss from changes in the market value of financial products due to fluctuations in interest rates or exchange rates.

(ii)Credit Risk

Potential loss from the failure of a counterparty to perform its obligations in accordance with terms and conditions of contract governing the transactions due to the counterparty’s bankruptcy or deteriorating business conditions.

Concerning derivative transactions for hedging purpose, the market risk on derivatives is offset against the hedged transactions. As for credit risk, DBJ limits the counterparty to financial institutions highly rated by the credit rating agencies, and monitors consistently the cost of restructuring its transactions and creditworthiness of each counterparty. In addition, DBJ transacts with multiple counterparties to reduce credit risk. Also, concerning credit derivative transactions, DBJ holds credit risk of target debt itself in the transaction.

(e) Risk Management Policies for Derivatives

The treasury department enters into and monitors derivative transactions in accordance with the internal management policy, which defines the authorization procedures, including pre-approval by authorized personnel, and limits on derivative transactions. Also, total contract amount, total amount of risk, market value, and total amount of counterparties’ credit risk in the derivative transactions are reported to the directors in charge periodically.

2. Information on Market Value of Derivatives

The market value of derivatives at March 31,2003 is as follows:

(a) Interest Rate-related Transactions

	Millions of yen
	Contract Value		Market Value	Unrealized Gain (Loss)
March 31, 2003	Total	Over one year
Over-the-Counter Swaps
Receive Fixed/ Pay Float	¥197,000	¥197,000	¥8,065	¥8,065
Receive Float/ Pay Fixed	197,000	197,000	(6,726)	(6,726)

	¥394,000	¥394,000	¥1,339	¥1,339

	Thousands of U.S. dollars
	Contract Value		Market Value	Unrealized Gain (Loss)
March 31, 2003	Total	Over one year
Over-the-Counter Swaps
Receive Fixed/ Pay Float	$1,638,935	$1,638,935	$67,099	$67,099
Receive Float/ Pay Fixed	1,638,935	1,638,935	(55,957)	(55,957)

	$3,277,870	$3,277,870	$11,142	$11,142

Notes:	1.	The above transactions are marked to market and change in unrealized gain (loss) is included in the Consolidated Statement of Operations. Derivative transactions qualifying for hedge accounting are excluded from the table above.
	2.	Market values for the over-the-counter transactions are based primarily on discounted present values.

(b) Currency-related Transactions

There is no currency-related derivative transactions whose unrealized gains and losses are recognized currently in income.

(c) Equity-related Transactions

Not applicable

(d) Bond-related Transactions

Not applicable

(e) Commodity-related Transactions

Not applicable

(f) Credit Derivatives Transactions

	Millions of yen
	Contract Value				Market Value	Unrealized Gain (Loss)
March 31, 2003	Total		Over one year
Over-the-Counter Credit Default Swap
Sold		¥2,241,169		¥2,241,169	¥676	¥676
Bought		2,224,769		2,224,769	167	167

	¥	/	¥	/	¥843	¥843

	Thousands of U.S. dollars
	Contract Value				Market Value	Unrealized Gain (Loss)
March 31, 2003	Total		Over one year
Over-the-Counter Credit Default Swap
Sold		$18,645,335		$18,645,335	$5,630	$5,630
Bought		18,508,896		18,508,896	1,391	1,391

	$	/	$	/	$7,021	$7,021

Notes:	1.	The above transactions are marked to market and change in unrealized gain (loss) is included in the Consolidated Statement of Operations.
	2.	Market values are based on the counterparties’ tendered price.
	3.	‘Sold’ means the underwriting of credit risk and ‘Bought’ means the transferring of credit risk.

24. Market Value of Securities and Money Held in Trust

Market value of Securities and Money held in Trust as of March 31, 2003 is as follows. The information about investments in subsidiary and affiliates with market value is reported in the notes to non-consolidated financial statements.

1. Securities

(a) Trading Securities

Not applicable

(b) Held-to-maturity Debt Securities with market values

Millions of yen
Unrealized Gain (Loss)
March 31, 2003	Book Value	Market Value	Net	Gain	(Loss)
Japanese Government Bonds	¥—	¥—	¥—	¥—	¥—
Japanese Local Government Bonds	—	—	—	—	—
Short-term Corporate Bonds	—	—	—	—	—
Corporate Bonds	60,100	61,312	1,212	1,277	(64)
Others	—	—	—	—	—

	¥60,100	¥61,312	¥1,212	¥1,277	¥(64)

Notes:	Market value is based on the closing price at the fiscal year end.

Thousands of U.S. dollars
Unrealized Gain (Loss)
March 31,2003	Book Value	Market Value	Net	Gain	(Loss)
Japanese Government Bonds	$—	$—	$—	$—	$—
Japanese Local Government Bonds	—	—	—	—	—
Short-term Corporate Bonds	—	—	—	—	—
Corporate Bonds	500,000	510,085	10,085	10,624	(539)
Others	—	—	—	—	—

	$500,000	$510,085	$10,085	$10,624	$(539)

Notes:	Market value is based on the closing price at the fiscal year end.

(c) Available-for-sale Securities with market values

	Millions of yen
			Unrealized Gain (Loss)
March 31, 2003	Acquisition Cost	Book Value	Net	Gain	(Loss)
Equities	¥—	¥—	¥—	¥—	¥—
Bonds	213,752	214,027	274	309	(34)
Japanese Government Bonds	203,752	204,027	274	309	(34)
Japanese Local Government-Bonds	—	—	—	—	—
Short-term Corporate Bonds	—	—	—	—	—
Corporate Bonds	10,000	10,000	0	0	—
Others	—	—	—	—	—

	¥213,752	¥214,027	¥274	¥309	¥(34)

Notes:	Book value equals to market value based on the closing price at the fiscal year end.

	Thousands of U.S. dollars
			Unrealized Gain (Loss)
March 31, 2003	Acquisition Cost	Book Value	Net	Gain	(Loss)
Equities	$—	$—	$—	$—	$—
Bonds	1,778,307	1,780,592	2,285	2,574	(289)
Japanese Government Bonds	1,695,112	1,697,396	2,284	2,573	(289)
Japanese Local Government Bonds	—	—	—	—	—
Short-term Corporate Bonds	—	—	—	—	—
Corporate Bonds	83,195	83,196	1	1	—
Others	—	—	—	—	—

	$1,778,307	$1,780,592	$2,285	$2,574	$(289)

Notes:	Book value equals to market value based on the closing price at the fiscal year end.

(d) Held-to-maturity Debt Securities sold

Not applicable

(e) Available-for-sale Securities sold

	Millions of yen
For the Fiscal Year ended March 31, 2003	Proceeds from Sales	Total amount of Gain on Sales	Total amount of Loss of Sales
Available-for-sale Securities	¥0	¥0	¥—

	¥0	¥0	¥—

	Thousands of U.S. dollars
For the Fiscal Year ended March 31, 2003	Proceeds from Sales	Total amount of Gain on Sales	Total amount of Loss of Sales
Available-for-sale Securities	¥0	¥0	¥—

	¥0	¥0	¥—

(f) Held-to-maturity Debt Securities and Available-for-sale Securities whose market values are not readily determinable

	Millions of yen	Thousands of U.S. dollars
March 31	2003	2003
Held-to-maturity Debt Securities
Unlisted Corporate Bonds	¥8,951	$74,472
Available-for-sale Securities
Unlisted Equities	155,834	1,295,046
Others	150	1,248

	¥164,766	$130,765

(g) Change in Classification of Securities

Not applicable

(h) Redemption Schedule of Available-for-Securities with maturities and Held-to-maturity-Debt Securities

	Millions of yen
	Maturity
March 31, 2003	Within 1 year	1 to 5 years	5 to 10 years	More than 10 years
Bonds	¥90,529	¥192,549	¥—	¥—
Japanese Government Bonds	90,288	113,739	—	—
Japanese Local Government Bonds	—	—	—	—
Short-term Corporate Bonds	—	—	—	—
Corporate Bonds	241	78,810	—	—
Others	—	150	—	—

	¥90,529	¥192,699	¥—	¥—

	Thousands of U.S. dollars
	Maturity
March 31, 2003	Within 1 year	1 to 5 years	5 to 10 years	More than 10 years
Bonds	$753,153	$1,601,909	$—	$—
Japanese Government Bonds	751,148	946,248	—	—
Japanese Local Government Bonds	—	—	—	—
Short-term Corporate Bonds	—	—	—	—
Corporate Bonds	2,005	655,661	—	—
Others	—	1,248	—	—

	$753,153	$1,603,157	$—	$—

2. Money Held in Trust

There is no Money Held in Trust held for the purpose of investment or held to maturity. Market value of Other Money Held in Trust (Money Held in Trust other than that stated above) is as follows:

	Millions of yen
	Acquisition Cost	Book Value	Unrealized Gain (Loss)
March 31, 2003			Net	Gain	(Loss)
Other Money Held in Trust	¥1,984	¥1,969	¥—	¥—	¥—

	Thousands of U.S. dollars
	Acquisition Cost	Book Value	Unrealized Gain (Loss)
March 31, 2003			Net	Gain	(Loss)
Other Money Held in Trust	$16,511	$16,384	$—	$—	$—

3. Net Unrealized Gain on Available-for-sale Securities

The breakdown of net unrealized gain on Available-for-sale Securities is as follows:

	Millions of yen	Thousands of U.S. dollars
March 31	2003	2003
Net Unrealized Gain
Available-for-sale Securities	¥264	$2,203
Other Money Held in Trust	—	—

	¥264	$2,203

Add: Deferred Tax Assets (Less: Deferred Tax Liabilities)	—	—

Net Unrealized Gain on Available-for-sale Securities, Net of Taxes	¥264	$2,203

Notes:	Net unrealized loss on ‘Interest in Limited Partnership’ accounted in “Other Assets”, which amounts to ¥9 million ($82 thousand) are included in the “Net Unrealized Gain on Available-for-sale Securities, Net of Taxes” noted above.

ChuoAoyama Audit Corporation	PRICEWATERHOUSECOOPERS

Kasumigaseki Bldg, 32nd Floor
3-2-5, Kasumigaseki, Chiyoda-ku,
Tokyo 100-6088, Japan

Report of Independent Auditors

To the Governor of

Development Bank of Japan

We have audited the accompanying non-consolidated balance sheets of Development Bank of Japan as of March 31, 2003 and 2002, and the related non-consolidated statements of operations, equity for the years ended March 31, 2003 and 2002, and cash flows for the year ended March 31, 2002, all expressed in Japanese yen. These non-consolidated financial statements are the responsibility of Development Bank of Japan’s management. Our responsibility is to express an opinion on these non-consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards, procedures and practices generally accepted and applied in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the non-consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the non-consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating overall non-consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the non-consolidated financial statements referred to above present fairly, in all material respects, the non-consolidated financial position of Development Bank of Japan as of March 31, 2003 and 2002, and the non-consolidated results of its operations for the years ended March 31, 2003 and 2002 and its cash flows for the year ended March 31, 2002 in conformity with accounting principles and practices generally accepted in Japan (see Note 1).

The amounts expressed in U.S. dollars, which are provided solely for the convenience of the reader, have been translated on the basis set forth in Note 1 to be accompanying non-consolidated financial statements.

/s/ ChuoAoyama Audit Corporation
ChuoAoyama Audit Corporation
Tokyo, Japan
June 25, 2003

Development Bank of Japan

NON-CONSOLIDATED BALANCE SHEETS

	Millions of yen		Thousands of U.S. dollars
March 31	2003	2002	2003
Assets
Cash and Due from banks	¥39,778	¥113,629	$330,933
Reverse Repurchase Agreements	192,880	14,998	1,604,665
Money Held in Trust (Note 22)	1,969	—	16,384
Securities (Note 3, 11 and 22)	439,073	431,041	3,652,857
Loans (Note 4)	15,713,160	16,738,488	130,725,131
Other Assets (Note 5)	320,402	244,797	2,665,581
Premises and Equipment (Note 6)	38,862	39,810	323,319
Deferred Charges on Bonds and Notes	1,808	1,706	15,049
Customers’ Liabilities for Acceptances and Guarantees	87,715	78,103	729,745
Allowance for Loan Losses (Note 7)	(474,603)	(410,519)	(3,948,450)
Allowance for Investment Losses	(11,237)	(1,826)	(93,492)

Total Assets	¥16,349,810	¥17,250,231	$136,021,722

	Millions of yen		Thousands of U.S. dollars
	2003	2002	2003
Liabilities and Equity
Liabilities
Bonds and Notes	¥1,596,630	¥1,343,100	$13,283,114
Borrowings	12,664,024	13,856,028	105,357,939
Other Liabilities (Note 8)	357,808	315,035	2,976,777
Allowance for Bonus Payments (Note 9)	1,775	—	14,772
Allowance for Employee Retirement Benefits (Note 19)	32,888	29,516	273,617
Acceptances and Guarantees (Note 10)	87,715	78,103	729,745

Total Liabilities	¥14,740,842	¥15,621,784	$122,635,964

Equity
Capital	¥1,182,286	¥1,122,286	$9,835,990
Retained Earnings (Note 12)	426,417	505,291	3,547,565
Statutory Reserve	982,478	937,734	8,173,699
Accumulated Deficit	(556,061)	(432,443)	(4,626,134)
Net Unrealized Gain on Available-for-sale Securities (Note 22)	264	869	2,203

Total Equity	¥1,608,968	¥1,628,446	$13,385,758

Total Liabilities and Equity	¥16,349,810	¥17,250,231	$136,021,722

Accompanying notes are an integral part of these financial statements.

Development Bank of Japan

NON-CONSOLIDATED STATEMENTS OF OPERATIONS

	Millions of yen		Thousands of U.S. dollars
For the Fiscal Years ended March 31	2003	2002	2003
Revenues
Interest Income	¥543,179	¥619,614	$4,518,963
Interest on Loans	540,870	616,955	4,499,752
Interest and Dividends on Securities	2,297	2,622	19,110
Interest on Reverse Repurchase Agreements	7	23	60
Interest on Due from banks	4	12	39
Other Interest Income	0	0	2
Fees and Commissions (Note 13)	1,659	3,506	13,805
Other Operating Income (Note 14)	1,020	—	8,488
Other Ordinary Income (Note 15)	214	188	1,787
Collection of Written-off Claims	470	846	3,915
Gains on Sales of Premises and Equipment	246	69	2,055

Total Revenues	¥546,791	¥624,225	$4,549,013

Expenses
Interest Expense	¥439,932	¥524,525	$3,660,006
Interest on Bonds and Notes	33,562	40,675	279,219
Amortization of Discounts on Bonds and Notes	354	414	2,953
Interest on Borrowings	397,690	479,130	3,308,576
Interest on Swaps (net)	8,316	4,304	69,187
Other Interest Expense	8	—	71
Fees and Commissions (Note 16)	48	46	401
Other Operating Expenses (Note 17)	1,977	1,143	16,448
General and Administrative Expenses	31,653	33,620	263,342
Other Ordinary Expenses (Note 18)	151,789	125,759	1,262,805
Losses on Sales of Premises and Equipment	264	108	2,202

Total Expenses	¥625,665	¥685,204	$5,205,204

Net Loss (Note 2(n))	¥(78,874)	¥(60,978)	$(656,191)

Accompanying notes are an integral part of these financial statements.

Development Bank of Japan

NON-CONSOLIDATED STATEMENT OF CASH FLOWS

Millions of yen
For the Fiscal Year ended March 31	2002
Cash Flows from Operating Activities
Net Loss	¥(60,978)
Depreciation and Amortization	1,186
Change in Allowance for Loan Losses	67,934
Change in Allowance for Investment Losses	1,230
Change in Allowance for Employee Retirement Benefits	4,503
Interest Income-Accrual Basis	(619,614)
Interest Expense-Accrual Basis	524,525
Net Gains and Losses on Securities	9,490
Net Gains and Losses on Foreign Exchanges	0
Net Gains and Losses on Sale of Premises and Equipment	38
Net Change in Loans	955,508
Net Change in Bonds and Notes	13,597
Net Change in Borrowings	(1,095,259)
Net Change in Reverse Repurchase Agreements	82,371
Interest Income-Cash Basis	637,329
Interest Expense-Cash Basis	(555,500)
Others	33,431

Net Cash used in Operating Activities	¥(204)

Cash Flows from Investing Activities
Payments for Purchases of Securities	¥(10,102)
Proceeds from Redemption of Securities	11,307
Payments for Purchases of Premises and Equipment	(423)
Proceeds from Sale of Premises and Equipment	129

Net Cash provided by Investing Activities	¥911

Cash Flows from Financing Activities
Capital Contribution from the Japanese Government	¥82,900

Net Cash provided by Financing Activities	¥82,900

Effect of Exchange Rate Changes on Cash and Cash Equivalents	¥(0)

Net Change in Cash and Cash Equivalents	¥83,606

Cash and Cash Equivalents at the Beginning of the Fiscal Year	¥29,979

Cash and Cash Equivalents at the End of the Fiscal Year	¥113,585

Accompanying notes are an integral part of these financial statements.

Development Bank of Japan

NON-CONSOLIDATED STATEMENTS OF EQUITY

	Millions of yen
		Retained Earnings		Net Unrealized Gain on Available-for-sale Securities	Total Equity
For the Fiscal Year ended March 31, 2002	Capital	Statutory Reserve	Accumulated Deficit
Balance at March 31, 2001	¥1,039,386	¥951,894	¥(385,624)	¥1,291	¥1,606,947

Net Unrealized Loss on Available-for-sale Securities	—	—	—	(422)	(422)
Transfer from Statutory Reserve to net loss accounted under the DBJ Law	—	(14,159)	14,159	—	—
Capital Contribution from the Japanese Government	82,900	—	—	—	82,900
Net Loss	—	—	(60,978)	—	(60,978)

Balance at March 31, 2002	¥1,122,286	¥937,734	¥(432,443)	¥869	¥1,628,446

Appropriations:

Provision for Statutory Reserve	—	44,743	(44,743)	—	—

Total	¥—	¥44,743	¥(44,743)	¥—	¥—

Unappropriated Accumulated Deficit	¥—	¥—	¥(477,187)	¥—	¥—

	Millions of yen
		Retained Earnings		Net Unrealized Gain on Available-for-sale Securities
For the Fiscal Year ended March 31, 2003	Capital	Statutory Reserve	Accumulated Deficit		Total Equity
Balance at March 31, 2002	¥1,122,286	¥937,734	¥(432,443)	¥869	¥1,628,446

Net Unrealized Loss on Available-for-sale Securities	—	—	—	(605)	(605)
Transfer from net earnings accounted under the DBJ Law to Statutory Reserve (Note 12)	—	44,743	(44,743)	—	—
Capital Contribution from the Japanese Government	60,000	—	—	—	60,000
Net Loss	—	—	(78,874)	—	(78,874)

Balance at March 31, 2003	¥1,182,286	¥982,478	¥(556,061)	¥264	¥1,608,968

Appropriations:

Provision for Statutory Reserve	—	18,429	(18,429)	—	—

Total	¥—	¥18,429	¥(18,429)	¥—	¥—

Unappropriated Accumulated Deficit	¥—	¥—	¥(574,490)	¥—	¥—

	Thousands of U.S. dollars
		Retained Earnings		Net Unrealized Gain on Available-for-sale Securities
For the Fiscal Year ended March 31, 2003	Capital	Statutory Reserve	Accumulated Deficit		Total Equity
Balance at March 31, 2002	$9,336,822	$7,801,454	$(3,597,700)	$7,234	$13,547,811

Net Unrealized Loss on Available-for-sale Securities	—	—	—	(5,031)	(5,031)
Transfer from net earnings accounted under the DBJ Law to Statutory Reserve (Note 12)	—	372,243	(372,243)	—	—
Capital Contribution from the Japanese Government	499,168	—	—	—	499,168
Net Loss	—	—	(656,191)	—	(656,191)

Balance at March 31, 2003	$9,835,990	$8,173,698	$(4,626,134)	$2,203	$13,385,758

Appropriations:

Provision for Statutory Reserve	—	153,325	(153,325)	—	—

Total	$—	$153,325	$(153,325)	$—	$—

Unappropriated Accumulated Deficit	$—	$—	$(4,779,459)	$—	$—

Accompanying notes are an integral part of these financial statements.

Development Bank of Japan

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation

The accompanying financial statements have been prepared from the accounts maintained by the Development Bank of Japan (“DBJ”) in accordance with accounting principles and practices generally accepted in Japan, which are different in certain respects as to application and disclosure requirements of International Financial Reporting Standards.

The financial statements are not intended to present the financial position and the result of operations in accordance with accounting principles and practices generally accepted in countries and jurisdictions other than Japan.

Non-consolidated statement of cash flows is prepared only for the year ended March 31, 2002, presented in the non-consolidated financial statements, and consolidated statement of cash flows for the year ended March 31, 2003 is presented in the consolidated financial statements.

The amounts indicated in millions of yen are rounded down by omitting the figures less than one million Yen. Accordingly, the sum of each amount appearing in the accompanying financial statements and the notes thereto may not be equal to the sum of the individual account balances.

Amounts in U.S. dollars are presented solely for the convenience of readers outside Japan. The rate of ¥120.20=$1.00, the effective exchange rate prevailing as of March 31, 2003, has been used in conversion. The presentation of such amounts is not intended to imply that Japanese yen amounts have been or could have been readily translated, realized or settled in U.S. dollars at that rate or any other rate.

2. Significant Accounting Policies

(a) Cash and Cash Equivalents

“Cash and Cash Equivalents” in the statements of cash flows consists of cash on hand and due from banks, excluding money held in trust related to principal or interest payments on bonds to financial agencies, that is included in “Cash and due from banks” as presented in the balance sheet.

The reconciliation between “Cash and Cash Equivalents” and “Cash and Due from banks” is as follows:

Millions of yen
March 31	2002
Cash and Due from Banks	¥113,629
Trust Money to Financial Agencies	(44)

Cash and Cash Equivalents	¥113,585

(b) Securities

Held-to-maturity Debt Securities are stated at amortized cost, on a straight-line basis, computed using the moving-average method. Investments in subsidiary are stated at cost computed using the moving-average method. Available-for-sale Securities whose current values can be estimated are stated at market value (cost is calculated principally using the moving-average method), and other non-marketable securities are stated at cost or amortized cost computed using the moving-average method. Unrealized gains and losses on Available-for-sale Securities are included in Equity.

(c) Valuation Method for Derivative Financial Instruments

All derivative financial instruments are carried at market value.

(d) Hedge Accounting

(i) Hedge Accounting

DBJ applies the deferral method of hedge accounting. Foreign currency swaps, which are used to hedge the foreign currency fluctuations are translated not at market values but at contractual rates, as the foreign currency swap contracts meet the hedging criteria under the Japanese Accounting Standards for Financial Instruments.

(ii) Hedging Instruments and Hedged Items

Hedging Instrument: Interest Rate Swaps

Hedged Items: Bonds and Notes, Borrowings

Hedging Instrument: Foreign Currency Swaps

Hedged Items: Foreign currency dominated Loans and Bonds and Notes

(iii) Hedging Policy

DBJ utilizes hedging instruments to hedge interest rate and foreign exchange fluctuations on its assets and liabilities within the outstanding asset and liability amounts.

(iv) Evaluation of Hedge Effectiveness

DBJ evaluates effectiveness of the hedges by testing periodically whether the derivatives are effective in reducing the risks associated with the hedged items.

(e) Depreciation basis for Premises and Equipment

Premises and Equipment are depreciated using the declining-balance method, except for buildings (excluding furniture and equipment) that are depreciated on a straight-line basis.

The estimated useful lives are principally as follows:

Buildings: 22 years to 50 years

Equipment: 3 years to 20 years

(f) Amortization of deferred charges

“Discounts on Bonds and Notes” are amortized over the life of Bonds and Notes, and “Bonds and Notes Issuance Costs” are charged to income as they are incurred.

(g) Foreign currency translation and revaluation method

Assets and liabilities denominated in foreign currencies are translated into Japanese yen at the market exchange rates prevailing at the fiscal year end.

(h) Allowance for Loan Losses

DBJ provides for “Allowance for Loan Losses” as detailed below pursuant to the internal rules for self-assessment of credit quality and loan losses.

The allowance for claims on debtors who are legally bankrupt (e.g., due to bankruptcy, special liquidation, and suspension of transactions with banks by the rules of clearing houses) or substantially bankrupt is provided based on the amount of claims, after the write-off described below, net of amounts expected to be collected through disposal of collateral or execution of guarantees.

The allowance for claims on debtors who are likely to become bankrupt for which future cash flows cannot reasonably be estimated is provided for the amount considered to be necessary based on an overall solvency assessment performed on the claims, net of amounts expected to be collected through disposal of collateral or execution of guarantees.

The allowance for claims on debtors who are likely to become bankrupt, to be closely monitored and for which future cash flows can reasonably be estimated is provided for the difference between the present value of expected future cash flows discounted at the contracted interest rate and the carrying value of the claim.

The allowance for claims on debtors other than above is provided based on the historical default rate, which is calculated based on the actual defaults over a certain historical period (the average financing period for DBJ).

All claims are assessed initially by investment and lending departments and then by the credit risk management department, which is independent of the investment and lending departments based on internal rules for self-assessment of credit quality. The allowance is provided based on the results of the self-assessment.

With respect to the claims on debtors who are legally or substantially bankrupt with collateral or guarantees, the amount of claims exceeding the estimated market values of collateral or guarantees, which are deemed un-collectible, have been written-off, and totaled ¥77,016 million ($640,733 thousand) and ¥66,236 million as of March 31, 2003 and 2002, respectively.

(i) Allowance for Investment Losses

“Allowance for Investment Losses” is provided based on the estimated losses on non-marketable debt securities.

(j) Allowance for Bonus Payments

Allowance for Bonus Payments, which is provided for future payments to employees and executive directors, is maintained at the amount accrued at the end of the fiscal year, based on the estimated future payments and services periods.

(k) Allowance for Employee Retirement Benefits

Allowance for Employee Retirement Benefits represents future payments for pension and retirement benefits to employees and executive directors, and is accrued based on the projected benefit obligations and estimated pension plan assets at fiscal year end. The method of accounting for net actuarial gains/losses is as follows:

Net Actuarial Gains/Losses are charged to income.

(l) Equipment Used under Finance Lease Agreements

Equipment used under finance lease agreements is accounted for as equipment leased under operating leases, except for those in which the ownership of leased equipment transfer to the lessee, in which case the equipment is capitalized.

(m) Consumption tax

Income and expense subject to consumption tax exclude related consumption taxes paid or received.

(n) Income taxes

DBJ is exempt from taxes based on income, however DBJ pays capitation of the inhabitants’ taxes among local taxes.

3. Securities

Securities as of March 31, 2003 and 2002 are as follows:

	Millions of yen		Thousands of U.S. dollars
March 31	2003	2002	2003
Japanese Government Bonds	¥204,027	¥201,489	$1,697,396
Corporate Bonds	79,051	67,680	657,667
Equities	155,844	161,872	1,296,546
Other securities	150	—	1,248

	¥439,073	¥431,041	$3,652,857

Notes:	Investments in subsidiary, in the total amount of ¥10 million ($83 thousand) are included in “Equities”.

4. Non-performing Loans

The amounts of Non-Performing Loans included in “Loans” on the balance sheets as of March 31, 2003 and 2002 are as follows:

	Millions of yen		Thousands of U.S. dollars
March 31	2003	2002	2003
Loans to Bankrupt Debtors	¥54,692	¥87,722	$455,014
Delinquent Loans	341,115	283,339	2,837,902
Loans Due Past Three Months or More	6,707	4,523	55,806
Restructured Loans	182,724	280,041	1,520,170

	¥585,240	¥655,627	$4,868,892

Notes:	1.	The amounts of Loans indicated above are stated at gross amounts, before reduction of allowance for loan losses.
	2.	Loans to Bankrupt Debtors represent non-accrual loans to debtors who are legally bankrupt as defined in Article 96-1-3 and 4 of the Japanese Tax Law Enforcement Regulation.
	3.	Delinquent Loans represent non-accrual loans other than (i) Loans to Bankrupt Debtors and (ii) loans whose interest payments are deferred in order to assist or facilitate the restructuring efforts of borrowers in financial difficulties.
	4.	“Loans Due Three Months or More” are loans whose principal or interest payment is three months or more in arrears, calculated from the day payment is due, and do not fall under the category of “Loans to Bankrupt Debtors” or “Delinquent Loans.”
	5.	“Restructured loans” are loans whose repayment terms have been modified to the advantage of debtors through means such as reduction or exemption of interest rates, postponement of principal and interest payments, and forgiveness of loans to support or restructure the debtors’ businesses, and do not fall under the category of “Loans to Bankrupt Debtors,” “Delinquent Loans,” or “Loans Due Past Three Months or More”.

DBJ is committed to lend necessary funds up to the pre-determined amount, which shall be within the borrowers’ financing needs for the projects and up to the agreed maximum amount to lend upon borrowers’ request, provided that the request meets terms and conditions for disbursement prescribed in the loan agreements. The total balance of unused commitment lines as of March 31, 2003 and 2002 are ¥129,003 million ($1,073,239 thousand), including ¥87,221 million ($725,635 thousand) being financed within one year and ¥302,036 million, including ¥218,120 million being financed within one year, respectively.

5. Other Assets

Other Assets as of March 31, 2003 and 2002 are as follows:

	Millions of yen		Thousands of U.S. dollars
March 31	2003	2002	2003
Prepaid Expenses	¥89	¥76	$743
Accrued Income	73,393	85,483	610,594
Derivatives	5,872	—	48,853
Deferred Hedge Losses	225,383	158,999	1,875,069
Others	15,664	237	130,322

	¥320,402	¥244,797	$2,665,581

Notes:	Deferred Hedge Losses are net realized or unrealized losses from hedging instruments. The gross amounts of deferred hedge gains and losses before netting are ¥5,203 million ($43,292 thousand) and ¥230,587 million ($1,918,362 thousand) as of March 31,2003, respectively. The corresponding amounts as of March 31,2002 are ¥429 million and ¥159,429million, respectively.

6. Premises and Equipment

Premises and Equipment as of March 31, 2003 and 2002 are as follows:

	Millions of yen		Thousands of U.S. dollars
March 31	2003	2002	2003
Tangible Fixed Assets
Land	¥20,705	¥20,763	$172,258
Buildings	34,188	34,774	284,427
Equipment	2,053	2,204	17,084
Construction in Progress	263	6	2,188

	¥57,210	¥57,748	$475,957

Less- Accumulated Depreciation	18,732	18,347	155,842

Net Book Value	¥38,477	¥39,401	$320,115

Intangible Fixed Assets
Guarantee Deposits	¥382	¥405	$3,177
Others	18	18	150

	¥400	¥423	$3,327

Less - Accumulated Amortization	14	13	123

Net Book Value	¥385	¥409	$3,204

7. Allowance for Loan Losses

Allowance for Loan Losses as of March 31, 2003 and 2002 are as follows:

	Millions of yen		Thousands of U.S. dollars
March 31	2003	2002	2003
General Allowance for Loan Losses	¥289,191	¥280,626	$2,405,920
Specific Allowance for Loan Losses	185,412	129,893	1,542,530

	¥474,603	¥410,519	$3,948,450

8. Other Liabilities

Other Liabilities as of March 31, 2003 and 2002 are as follows:

	Millions of yen		Thousands of U.S. dollars
March 31	2003	2002	2003
Accrued Expenses	¥63,542	¥78,737	$528,637
Unearned Income	49,826	57,817	414,532
Deposits from Employees	181	266	1,511
Derivatives	232,013	159,713	1,930,232
Others	12,244	18,500	101,865

	¥357,808	¥315,035	$2,976,777

9. Allowance for Bonus Payments

Until the fiscal year ended March 31, 2002, accrued liabilities for bonus payments to employees and executive directors, amounting to ¥1,738 million, had been recorded in ‘Accrued Expenses’ that is included in “Other Liabilities”. Beginning from the fiscal year ended March 31, 2003, they are reported as “Allowance for Bonus Payments” in accordance with Japanese Institute of Certified Public Accountants Research Center Review Information No.15, “Concerning Financial Statement Titles to Be Used for Accrued Bonus for Employees”. The effect of this change was to decrease ‘Accrued Expenses’ included in “Other Liabilities” by ¥1,775 million ($14,772 thousand) and to increase “Allowance for Bonus Payments” by the same amount as of March 31, 2003.

10. Acceptances and Guarantees

Acceptances and Guarantees as of March 31, 2003 and 2002 are as follows:

	Millions of yen		Thousands of U.S. dollars
March 31	2003	2002	2003
Acceptances	¥—	¥—	$—
Guarantees	87,715	78,103	729,745

	¥87,715	¥78,103	$729,745

11. Assets Pledged as Collateral

Securities collateralized in foreign currency transactions are ¥204,027 million ($1,697,396 thousand) as of March 31, 2003, and ¥201,489 million as of March 31, 2002.

12. Retained Earnings

A portion of net earnings calculated pursuant to Article 4 of the Development Bank of Japan Law (“DBJ Law”) was appropriated to Statutory Reserve as stipulated by Article 41 of the DBJ law. Losses carried forward to the following fiscal year are included in Accumulated Deficit at March 31, 2003.

13. Fees and Commissions (Income)

Fees and Commissions (Income) for the fiscal years ended March 31, 2003 and 2002 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal year ended March 31	2003	2002	2003
Commissions	¥1,659	¥3,506	$13,805

	¥1,659	¥3,506	$13,805

14. Other Operating Income

Other Operating Income for the fiscal years ended March 31, 2003 and 2002 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal year ended March 31	2003	2002	2003
Gains on derivative instruments	¥1,020	¥—	$8,488

	¥1,020	¥—	$8,488

15. Other Ordinary Income

Other Ordinary Income for the fiscal years ended March 31, 2003 and 2002 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal year ended March 31	2003	2002	2003
Gains on Sales of Equities and Other Securities	¥8	¥31	$67
Others	206	157	1,720

	¥214	¥188	$1,787

16. Fees and Commissions (Expenses)

Fees and Commissions (Expense) for the fiscal years ended March 31, 2003 and 2002 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal year ended March 31	2003	2002	2003
Wire Transfer Service Charges	¥5	¥5	$43
Commissions	42	40	358

	¥48	¥46	$401

17. Other Operating Expenses

Other Operating Expenses for the fiscal years ended March 31, 2003 and 2002 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal year ended March 31	2003	2002	2003
Foreign Exchange Losses	¥1	¥0	$9
Bonds and Notes Issuance Costs	1,518	877	12,633
Others	457	265	3,806

	¥1,977	¥1,143	$16,448

18. Other Ordinary Expenses

Other Ordinary Expenses for the fiscal year ended March 31, 2003 and 2002 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal year ended March 31	2003	2002	2003
Provision for Loan Losses	¥104,107	¥67,934	$866,120
Provision for Investment Losses	9,432	1,230	78,469
Write-off of Loans	23,680	45,579	197,006
Write-off of Equities	8,607	9,521	71,610
Losses on Money Held in Trust	15	—	127
Others	5,946	1,494	49,473

	¥151,789	¥125,759	$1,262,805

Notes:	Losses on sale of loans ¥5,554 million ($46,213 thousand) are included in “Others”.

19. Employee Retirement Benefits

DBJ has defined benefit pension plans, which consist of welfare pension fund plan and lump-sum severance indemnity plan. The information about Employee Retirement Benefits as of March 31, 2002 is as follows. This information as of March 31, 2003 is reported in the notes to the consolidated financial statements included within.

(a) The Funded Status of the Pension Plans

		Millions of yen
March 31		2002
Projected Benefit Obligation	(A)	¥(39,819)
Fair Value of Plan Assets	(B)	10,302
Unfunded Pension Obligation	(C)=(A)+(B)	(29,516)
Unrecognized Net Obligation at Transition	(D)	—
Unrecognized Net Actuarial Gains/Losses	(E)	—
Unrecognized Prior Service Cost	(F)	—
Net Amount Recognized on the Balance Sheet	(G)=(C)+(D)+(E)+(F)	(29,516)
Prepaid Pension Cost	(H)	—

Allowance for Employee Retirement Benefits	(G)-(H)	¥(29,516)

Notes:	The above Projected Benefit Obligations include a portion in which the pension fund manages on behalf of the Japanese Government welfare program.

(b) Component of Pension Cost

Millions of yen
March 31	2002
Service Cost	¥1,652
Interest Cost	1,069
Expected Return on Plan Assets	(265)
Amortization of Prior Service Cost	—
Amortization of Net Actuarial Gains/Losses	4,131
Amortization of Net Obligation at Transition	—
Other Costs	—

Net Pension Cost	¥6,587

(c) Principal Assumptions Used

March 31, 2002
Discount Rate	2.5%
Expected Rate of Return on Plan Assets	2.5%
Method of Attributing the Projected Benefits to Periods of Services	Straight-line basis
Amortization Period of Actuarial Gains/Losses	Gains/losses are charged to Income immediately

20. Lease Transactions

Lease transactions in the fiscal years ended March 31, 2003 and 2002 are as follows:

(a ) Finance lease transactions

(Excluding leases where the ownership of the property is deemed to have transferred to the lessee)

	Millions of yen
	2003			2002
March 31	Equipment	Others	Total	Equipment	Others	Total
Acquisition Cost Equivalents	¥871	¥120	¥991	¥634	¥59	¥693
Accumulated Depreciation Equivalents	413	43	456	276	30	307

Book Value Equivalents	¥457	¥77	¥535	¥358	¥28	¥386

	Thousands of U.S. dollars
	2003
March 31	Equipment	Others	Total
Acquisition Cost Equivalents	$7,252	$1,000	$8,252
Accumulated Depreciation Equivalents	3,443	358	3,801

Book Value Equivalents	$3,809	$642	$4,451

Future lease payments subsequent to the end of the fiscal year for finance leases (including the interest portion thereon) are summarized as follows:

	Millions of yen		Thousands of U.S. dollars
March 31	2003	2002	2003
Due in One Year or Less	¥211	¥168	$1,760
Due after One Year	328	222	2,734

	¥540	¥391	$4,494

Lease expense, depreciation equivalents and interest expense equivalents relating to finance leases for the fiscal year ended March 31,2003 amount to ¥255 million ($2,123 thousand), ¥246 million ($2,047 thousand) and ¥9 million ($81 thousand), respectively. The corresponding amounts for the fiscal year ended March 31, 2002 are ¥143 million, ¥137 million, and ¥6 million, respectively.

Notes:	1.

The computing method for depreciation equivalents is as follows:

Depreciation equivalents are calculated using the straight-line method, assuming that useful life is equal to the lease term and the residual value at the end of the lease term is zero.

2.

The computing method for interest expense equivalents is as follows:

The amount is defined as the difference between total lease payments and acquisition equivalents, which are allocated over the lease term using the interest method.

(b) Operating lease transactions

DBJ has no future lease payments subsequent to the end of fiscal year for operating lease transactions as of March 31, 2003 and 2002.

21. Derivative Transactions

The information of derivative transactions for the fiscal year ended March 31,2002 is as follows. This information for the fiscal year ended March 31, 2003, is reported in the notes to consolidated financial statement.

1. Details Related to Transactions (Fiscal Year from April 1, 2001 to March 31, 2002)

(a) Details of Transactions

DBJ utilizes derivative financial instruments, which comprise principally of interest rate swap and currency swap.

(b) Policy for Derivative Transactions

DBJ utilizes derivative financial instruments to reduce its exposure to market risks from fluctuations in interest rates and foreign currency exchange rates, and does not hold or issue derivative financial instruments for trading purposes.

(c) Purposes of Transaction

DBJ utilizes interest rate swap transactions to reduce its exposure to the risk of interest rate fluctuations associated with funding transactions, and foreign currency swaps to reduce its exposure to the risks of foreign currency exchange rate fluctuations associated with its loans and bonds denominated in foreign currencies.

DBJ adopted the Japanese accounting standards for hedge accounting as follows:

(i) Hedge Accounting

DBJ applies the deferral method of hedge accounting. Foreign currency swaps, which are used to hedge the foreign currency fluctuations as the foreign currency swap contracts meet the hedging criteria under the Japanese Accounting Standard for Financial Instruments, are translated not at market but at contractual rates.

(ii) Hedging Instruments and Hedged Items

Hedging Instrument: Interest Rate Swaps

Hedged Items: Bonds and Notes, Borrowings

Hedging Instrument: Foreign Currency Swaps

Hedged Items: Foreign currency dominated Loans and Bonds and Notes

(iii) Hedging Policy

DBJ utilizes hedging instruments to hedge interest rate and foreign exchange fluctuations of the hedged liabilities.

(iv) Evaluation of Hedge Effectiveness

DBJ evaluates effectiveness of the hedges by testing periodically whether the derivatives are effective in reducing the risks associated with the hedged items.

(d) Risks Involved in Derivatives Transactions

Derivatives involve the following risks:

(i) Market Risk

Potential loss from changes in the market value of financial products due to fluctuations in interest rates or exchange rates.

(ii) Credit Risk

Potential loss from the failure of a counterparty to perform its obligations in accordance with terms and conditions of contract governing the transactions due to the counterparty’s bankruptcy or deteriorating business conditions.

DBJ uses derivative transactions solely for hedging purpose. Therefore, the market risk on derivatives is offset against the hedged transactions. As for credit risk, DBJ limits the counterparty to financial institutions highly rated by the credit rating agencies, and monitors consistently the cost of restructuring its transactions and creditworthiness of each counterparty. In addition, DBJ transacts with multiple counterparties to reduce credit risk.

(e) Risk Management Policies for Derivatives

The treasury department enters into and monitors derivative transactions in accordance with the internal management policy, which defines the authorization procedures, including pre-approval by authorized personnel, and limits on derivative transactions.

2. Information on Market Values of Derivatives

The market value of derivatives at March 31, 2002 is as follows:

(a) Interest Rate-related Transactions

There is no interest rate-related derivative transactions whose unrealized gains or losses are recognized currently in income.

Hedge accounting is applied to all of the interest rate-related derivative transactions.

(b) Currency-related Transactions

There is no currency-related derivative transactions whose unrealized gains and losses are recognized currently in income.

Hedge accounting is applied to all of the currency-related derivative transactions.

(c) Equity-related Transactions

Not applicable

(d) Bond-related Transactions

Not applicable

(e) Commodity-related Transactions

Not applicable

(f) Credit Derivatives Transactions

Not applicable

22. Market Value of Securities and Money held in Trust

Market value of Securities and Money held in Trust as of March 31, 2002are as follows. This information as of March 31, 2003, excluding investments in subsidiary and affiliates with market value, is reported in the notes to consolidated financial statement. For the fiscal year ended March 31, 2003, DBJ holds no investments in subsidiary and affiliates with market value.

1. Securities

(a) Trading Securities

Not applicable

(b) Held-to-maturity Debt Securities with market values

	Millions of yen
			Unrealized Gain (Loss)
March 31, 2002	Book Value	Market Value	Net	Gain	(Loss)
Japanese Government Bonds	¥—	¥—	¥—	¥—	¥—
Japanese Local Government Bonds	—	—	—	—	—
Corporate Bonds	57,600	52,440	(5,159)	188	(5,347)
Others	—	—	—	—	—

	¥57,600	¥52,440	¥(5,159)	¥188	¥(5,347)

Notes:	Market value is based on the closing price at the fiscal year end.

(c) Available-for-sale Securities with market values

	Millions of yen
	Acquisition Cost	Book Value	Unrealized Gain (Loss)
March 31, 2002			Net	Gain	(Loss)
Equities	¥—	¥—	¥—	¥—	¥—
Bonds	200,619	201,489	869	869	—
Japanese Government Bonds	200,619	201,489	869	869	—
Japanese Local Government Bonds	—	—	—	—	—
Corporate Bonds	—	—	—	—	—
Others	—	—	—	—	—

	¥200,619	¥201,489	¥869	¥869	¥—

Notes:	Book value equals to market value based on the closing price at the fiscal year end.

(d) Held-to-maturity Debt Securities sold

Not applicable

(e) Available-for-sale Securities sold

Not applicable

(f) Held-to-maturity Debt Securities and Available-for-sale Securities whose market values are not readily determinable

Millions of yen
March 31	2002
Held-to-maturity Debt Securities Unlisted Corporate Bonds	¥10,080
Available-for-sale Securities Unlisted Equities	161,872

¥171,952

(g) Change in Classification of Securities

Not applicable

(h) Redemption Schedule of Available-for-Securities with maturities and Held-to-maturity Debt Securities

	Millions of yen
	Maturity
March 31, 2002	Within 1 year	1 to 5 years	5 to 10 years	More than 10 years
Bonds	¥117,923	¥142,695	¥8,500	¥
Japanese Government Bonds	110,315	91,174	—		—
Japanese Local Government Bonds	—	—	—		—
Corporate Bonds	7,608	51,521	8,500		—
Others	—	—	—		—

	¥117,923	¥142,695	¥8,500		¥—

2. Money Held in Trust

Not applicable

3. Net Unrealized Gain on Available-for-sale Securities

The breakdown of net unrealized gain on Available-for-sale Securities is as follows:

Millions of yen
March 31	2002
Net Unrealized Gain Available-for-sale Securities	¥869
Other Money Held in Trust	—

¥869

Add: Deferred Tax Assets (Less: Deferred Tax Liabilities)	—

Net Unrealized Gain on Available-for-sale Securities	¥869